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                                   EXHIBIT (4)

                  Form of Agreement and Plan of Reorganization



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                                                                           DRAFT

                                   APPENDIX A

                                     FORM OF
                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (the "Agreement") is made as of [_______________] by and between HighMark Funds, a Massachusetts business trust, ("HighMark") and the Stepstone Funds, a Massachusetts business trust ("Stepstone"). The capitalized terms used herein shall have the meaning ascribed to them in this Agreement.


PLAN OF REORGANIZATION

        (a) Stepstone will sell, assign, convey, transfer and deliver to HighMark, and HighMark will acquire, on the Exchange Date, all of the properties and assets existing at the Valuation Time in the following funds:

         Stepstone Money Market Fund ("Stepstone Money Market")
         Stepstone Treasury Money Market Fund ("Stepstone Treasury Money
                 Market")
         Stepstone California Tax-Free Money Market Fund ("Stepstone California
                 Tax-Free Money Market")
         Stepstone Balanced Fund ("Stepstone Balanced")
         Stepstone Growth Equity Fund ("Stepstone Growth Equity")
         Stepstone Value Momentum Fund ("Stepstone Value Momentum")
         Stepstone Blue Chip Growth Fund ("Stepstone Blue Chip Growth") Stepstone Emerging Growth Fund ("Stepstone Emerging Growth")
         Stepstone International Equity Fund ("Stepstone International Equity") Stepstone Intermediate-Term Bond Fund ("Stepstone Intermediate-Term
                 Bond")
         Stepstone Convertible Securities Fund ("Stepstone Convertible
                 Securities")
         Stepstone Government Securities Fund ("Stepstone Government
                 Securities")
         Stepstone California Intermediate Tax-Free Bond Fund ("Stepstone California Intermediate Tax-Free Bond")

         (such funds each are a "Stepstone Fund" and are collectively the "Stepstone Funds").

Such acquisition is to be made by the following funds:

         HighMark Diversified Money Market Fund ("HighMark Diversified Money
             Market")
         HighMark 100% U.S. Treasury Money Market Fund ("HighMark 100% U.S.
             Treasury Money Market")

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         HighMark California Tax-Free Money Market Fund ("HighMark California
              Tax-Free Money Market")
         HighMark Balanced Fund ("HighMark Balanced")
         HighMark Growth Fund ("HighMark Growth")
         HighMark Value Momentum Fund ("HighMark Value Momentum")
         HighMark Blue Chip Growth Fund ("HighMark Blue Chip Growth")
         HighMark Emerging Growth Fund ("HighMark Emerging Growth")
         HighMark International Equity Fund ("HighMark International Equity") HighMark Intermediate-Term Bond Fund ("HighMark Intermediate-Term
              Bond")
         HighMark Convertible Securities Fund ("HighMark Convertible
              Securities")
         HighMark Government Securities Fund ("HighMark Government Securities") HighMark California Intermediate Tax-Free Bond Fund ("HighMark
              California Intermediate Tax-Free Bond")

         (such funds each are a "HighMark Fund" and are collectively the "HighMark Funds").


For purposes of this Agreement the respective Stepstone Funds correspond to the HighMark Funds as follows:

Stepstone Money Market Fund                                HighMark Diversified Money Market Fund
Stepstone Treasury Money Market Fund                       HighMark 100% U.S. Treasury Money
                                                           Market Fund
Stepstone California Tax-Free Money                        HighMark California Tax-Free Money
Market Fund                                                Market Fund
Stepstone Balanced Fund                                    HighMark Balanced Fund
Stepstone Growth Equity Fund                               HighMark Growth Fund
Stepstone Value Momentum Fund                              HighMark Value Momentum Fund
Stepstone Blue Chip Growth Fund                            HighMark Blue Chip Growth Fund
Stepstone Emerging Growth Fund                             HighMark Emerging Growth Fund
Stepstone International Equity Fund                        HighMark International Equity Fund
Stepstone Intermediate-Term Bond Fund                      HighMark Intermediate-Term Bond Fund
Stepstone Convertible Securities Fund                      HighMark Convertible Securities Fund
Stepstone Government Securities Fund                       HighMark Government Securities Fund
Stepstone California Intermediate Tax-Free                 HighMark California Intermediate Tax-Free
Bond Fund                                                  Bond Fund


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In consideration therefor, each HighMark Fund shall, on the Exchange Date, assume all of the liabilities of the corresponding Stepstone Fund and transfer to the corresponding Stepstone Fund a number of full and fractional HighMark Investor or Fiduciary Class shares of the corresponding HighMark Fund (collectively, "Shares") having an aggregate net asset value equal to the value of all of the assets of each Stepstone Fund transferred to the corresponding HighMark Fund on such date less the value of all of the liabilities of each Stepstone Fund assumed by the corresponding HighMark Fund on that date. It is intended that each reorganization described in this Agreement shall be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

         (b) Upon consummation of the transactions described in paragraph (a) of this Agreement, each Stepstone Fund shall distribute in complete liquidation to its respective shareholders of record as of the Exchange Date the Shares received by it, each shareholder being entitled to receive that number of Shares equal to the proportion which the number of shares of beneficial interest of the Stepstone Fund held by such shareholder bears to the number of such shares of the Stepstone Fund outstanding on such date. If the Stepstone Fund shareholder of record has Institutional Class shares, that shareholder will receive HighMark Fiduciary shares. All other Stepstone shareholders will receive HighMark Retail shares.


AGREEMENT

     HighMark and Stepstone represent, warrant and agree as follows:

     1. Representations and Warranties of Stepstone. Each of Stepstone and each Stepstone Fund represent and warrant to and agree with HighMark and each HighMark Fund that:

     (a) Stepstone is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry out its obligations under this Agreement. Stepstone and each Stepstone Fund is not required to qualify as a foreign association in any jurisdiction. Stepstone and each Stepstone Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in Section 1(l).

     (b) Stepstone is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Each Stepstone Fund has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company for its taxable year ending upon its

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liquidation. Each Stepstone Fund has been a regulated investment company under such sections of the Code at all times since its inception.

     (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) for each Stepstone Fund at and for the year ended January 31, 1996, such statements and schedules having been audited by Arthur Anderson LLP, independent accountants to Stepstone, have been furnished to HighMark. Unaudited statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) for each Stepstone Fund as of July 31, 1996 have also been furnished to HighMark. Such statements of assets and liabilities and schedule fairly present the financial position of each Stepstone Fund as of their respective dates and said statements of operations and changes in net assets fairly reflect the results of operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles.

     (d) The prospectuses of the Stepstone Funds dated May 28, 1996 (the "Stepstone Prospectuses") and the Statement of Additional Information for the Stepstone Funds dated May 28, 1996 and on file with the Securities and Exchange Commission, which have been previously furnished to HighMark, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of Stepstone or any Stepstone Fund, threatened against Stepstone or any Stepstone Fund which assert liability on the part of Stepstone or any Stepstone Fund.

     (f) There are no material contracts outstanding to which Stepstone or any Stepstone Fund is a party, other than as disclosed in the Stepstone Prospectuses and the corresponding Statement of Additional Information or in the Registration Statement and the Proxy Statement.

     (g) Neither Stepstone nor any Stepstone Fund has any known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of July 31, 1996 and those incurred in the ordinary course of Stepstone's business as an investment company since that date. Prior to the Exchange Date, Stepstone will advise HighMark of all known material liabilities, contingent or otherwise, incurred by it and each Stepstone Fund subsequent to July 31, 1996, whether or not incurred in the ordinary course of business.

     (h) As used in this Agreement, the term "Investments" shall mean each Stepstone Fund's investments shown on the schedule of its portfolio investments as of July 31, 1996 referred to in Section 1(c) hereof, as supplemented with such changes as Stepstone or each Stepstone Fund shall make after July 31, 1996 and prior to the date of this Agreement, which

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changes have been disclosed to HighMark, and changes made on and after the date of this Agreement after advising HighMark of such proposed changes, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions.

     (i) Each Stepstone Fund has filed or will file all federal and state tax returns which, to the knowledge of Stepstone's officers, are required to be filed by each Stepstone Fund and has paid or will pay all federal and state taxes shown to be due on said returns or on any assessments received by each Stepstone Fund. All tax liabilities of each Stepstone Fund have been adequately provided for on its books, and no tax deficiency or liability of any Stepstone Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

     (j) As of both the Valuation Time and the Exchange Date and except for shareholder approval and otherwise as described in Section 1(l), Stepstone on behalf of each Stepstone Fund will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities of each Stepstone Fund to be transferred to the corresponding HighMark Fund pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, HighMark will, on behalf of each HighMark Fund, acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of Stepstone or a Stepstone Fund and, except as described in Section 1(k), without any restrictions upon the transfer thereof.

     (k) No registration under the Securities Act of 1933, as amended (the "1933 Act"), of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of Stepstone or HighMark, except as previously disclosed to HighMark by Stepstone.

     (l) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Stepstone or any Stepstone Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act").

     (m) The registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by HighMark on Form N-14 relating to the Shares issuable hereunder, and the proxy statement of Stepstone included therein (the "Proxy Statement"), on the effective date of the Registration Statement and insofar as they relate to Stepstone and the Stepstone Funds, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and
(ii) will not contain any untrue statement of a material fact or omit to state a

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material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) below and on the Exchange Date, the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the "Prospectus") ,as amended or supplemented by any amendments or supplements filed with the Commission by HighMark, insofar as it relates to Stepstone and the Stepstone Funds, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements of fact relating to Stepstone and any Stepstone Fund contained in the Registration Statement, he Prospectus or the Proxy Statement, or omissions to state in any thereof a material fact relating to Stepstone or any Stepstone Fund, as such Registration Statement, Prospectus and Proxy Statement shall be furnished to Stepstone in definitive form as soon as practicable following effectiveness of the Registration Statement and before any public distribution of the Prospectus or Proxy Statement.

     (n) All of the issued and outstanding shares of beneficial interest of each Stepstone Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws.

     (o) Each of the Stepstone Funds is qualified, and will at all times through the Exchange Date qualify for taxation as a "regulated investment company" under Sections 851 and 852 of the Code.

     (p) At the Exchange Date, each of the Stepstone Funds will have sold such of its assets, if any, as necessary to assure that, after giving effect to the acquisition of the assets pursuant to this Agreement, each of the HighMark Funds will remain a "diversified company" within the meaning of Section 5(b)(1) of the 1940 Act and in compliance with such other mandatory investment restrictions as are set forth in the HighMark Prospectuses previously furnished to Stepstone.

     2. REPRESENTATIONS AND WARRANTIES OF HIGHMARK. HighMark and each HighMark Fund jointly and severally represent and warrant to and agree with Stepstone and each Stepstone Fund that:

     (a) HighMark is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out this Agreement. HighMark and each HighMark Fund is not required to qualify as a foreign association in any jurisdiction. HighMark and each HighMark Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in Section 2(i).

     (b) HighMark is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full

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force and effect. Each HighMark Fund that has had active operations prior to the
Exchange Date, has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company for its taxable year ending upon its liquidation. Each HighMark Fund that has had actual operations prior to the Exchange Date has been a regulated investment company under such sections of the Code at all times since its inception. HighMark Value Momentum, HighMark Blue Chip Growth,
HighMark Emerging Growth, HighMark International Equity, HighMark Intermediate-Term Bond, HighMark Convertible Securities, HighMark Government Securities, and HighMark California Intermediate Tax-Free Bond, which have not had active operations prior to the Exchange Date, intend to qualify as regulated investment companies under Part I of Subchapter M of the Code.

     (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of investments (indicating their market values) for each HighMark Fund for the year ended July 31, 1996, such statements and schedules having been audited by Deloitte & Touche LLP, independent accountants to HighMark, have been furnished to Stepstone. Such statements of assets and liabilities and schedules fairly present the financial position of the HighMark Funds as of their respective dates, and said statements of operations and changes in net assets fairly reflect the results of its operations and changes in financial position for the periods covered thereby in conformity with generally accepted accounting principles.

     (d) The prospectuses of each HighMark Fund dated February 26, 1997, (collectively, the "HighMark Prospectuses"), and the Statement of Additional Information for the HighMark Funds, dated February 26, 1997 and on file with the Securities and Exchange Commission, which have been previously furnished to Stepstone, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of HighMark or any HighMark Fund, threatened against HighMark or any HighMark Fund which assert liability on the part of HighMark or any HighMark Fund.

     (f) There are no material contracts outstanding to which HighMark or any HighMark Fund is a party, other than as disclosed in the HighMark Prospectuses and the corresponding Statement of Additional Information or in the Registration Statement.

     (g) Neither HighMark nor any HighMark Fund has any known liabilities of a material nature, contingent or otherwise, other than those shown on its statement of assets and liabilities as of July 31, 1996 referred to above and those incurred in the ordinary course of the business of HighMark as an investment company or any HighMark Fund since such date. Prior to the Exchange Date, HighMark will advise Stepstone of all known material liabilities,

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contingent or otherwise, incurred by it and each HighMark Fund subsequent to
July 31, 1996, whether or not incurred in the ordinary course of business.


     (h) Each HighMark Fund has filed or will file all federal and state tax returns which, to the knowledge of HighMark's officers, are required to be filed by each HighMark Fund and has paid or will pay all federal and state taxes shown to be due on said returns or on any assessments received by each HighMark Fund. All tax liabilities of each HighMark Fund have been adequately provided for on its books, and no tax deficiency or liability of any HighMark Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

     (i) No consent, approval, authorization or order of any governmental authority is required for the consummation by HighMark or any HighMark Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or the H-S-R Act.

     (j) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 2(i), HighMark on behalf of each HighMark Fund will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of each Stepstone Fund to be transferred to the corresponding HighMark Fund pursuant to this Agreement.

     (k) The Registration Statement, the Prospectus and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to HighMark and the HighMark Funds: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) and at the Exchange Date, the Prospectus, as amended or supplemented by any amendments or supplements filed with the Commission by HighMark or any HighMark Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement made in reliance upon and in conformity with information furnished by Stepstone or any Stepstone Fund for use in the Registration Statement, the Prospectus or the Proxy Statement.

     (l) Shares to be issued to each Stepstone Fund have been duly authorized and, when issued and delivered pursuant to this Agreement and the Prospectus, will be legally and validly issued and will be fully paid and nonassessable by HighMark and no shareholder of HighMark will have any preemptive right of subscription or purchase in respect thereof.

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     (m) The issuance of Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

     (n) Each of HighMark Diversified Money Market, HighMark 100% U.S. Treasury Money Market, HighMark California Tax-Free Money Market, HighMark Balanced, and HighMark Growth is qualified and will at all times through the Exchange Date qualify for taxation as a "regulated investment company" under Sections 851 and 852 of the Code. HighMark Value Momentum, HighMark Blue Chip Growth, HighMark Emerging Growth, HighMark International Equity, HighMark Intermediate-Term Bond, HighMark Convertible Securities, HighMark Government Securities, and HighMark California Intermediate Tax- Free Bond, upon filing of their first income tax returns at the completion of their first taxable year will elect to be regulated investment companies and until such time will take all steps necessary to ensure qualification as regulated investment companies under Sections 851 and 852 of the Code.

     (o) HighMark through its administrator, transfer agent, custodian or otherwise, will cooperate fully and in a timely manner with Stepstone and each Stepstone Fund in completing each of the actions required of it and its agents and necessary for consummation of the transactions described in Sections 3 (a) and (b) of this Agreement, and in connection therewith has and will from time to time thereafter provide to Stepstone in writing reasonably detailed descriptions of each such action, a reasonable time projection for the accomplishment thereof, and the HighMark person primarily responsible therefor. Upon presentation to Stepstone of the above-described time projections, Stepstone may promptly notify HighMark in writing that the time projections are not reasonable. HighMark and Stepstone shall then in good faith attempt to establish mutually acceptable time projections.

     3. REORGANIZATION. (a) Subject to the requisite approval of the shareholders of each Stepstone Fund and to the other terms and conditions contained herein (including each Stepstone Fund's obligation to distribute to its respective shareholders all of its investment company taxable income and net capital gain as described in Section 9(k) hereof), Stepstone and each Stepstone Fund agree to sell, assign, convey, transfer and deliver to the corresponding HighMark Fund, and HighMark and each HighMark Fund agree to acquire from the corresponding Stepstone Fund, on the Exchange Date all of the Investments and all of the cash and other assets of each Stepstone Fund in exchange for that number of Shares of the corresponding HighMark Fund provided for in Section 4 and the assumption by the corresponding HighMark Fund of all of the liabilities of the Stepstone Fund. Pursuant to this Agreement, such Stepstone Fund will, as soon as practicable after the Exchange Date, distribute in liquidation all of the Shares received by it to its shareholders in exchange for their shares of beneficial interest of such Stepstone Fund.

     (b) Stepstone, on behalf of each Stepstone Fund, will pay or cause to be paid to the corresponding HighMark Fund any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to the HighMark Funds hereunder. Stepstone, on behalf of each Stepstone Fund, will transfer to the corresponding HighMark

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Fund any rights, stock dividends or other securities received by Stepstone or any Stepstone Fund after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends and other securities shall be deemed included in the assets transferred to each HighMark Fund at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of the Stepstone Fund acquired by the corresponding HighMark Fund.

     4. EXCHANGE DATE; VALUATION TIME. On the Exchange Date, HighMark will deliver to Stepstone a number of Shares having an aggregate net asset value equal to the value of the assets of the corresponding Stepstone Fund acquired by each HighMark Fund, less the value of the liabilities of such Stepstone Fund assumed, determined as hereafter provided in this Section 4.

     (a) Subject to Section 4(d) hereof, the value of each Stepstone Fund's net assets will be computed as of the Valuation Time using the valuation procedures for the particular Stepstone Fund set forth in the Stepstone Prospectus.

     (b) Subject to Section 4(d) hereof, the net asset value of a share of each HighMark Fund will be determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the HighMark Prospectus for the particular HighMark Fund.

     (c) Subject to Section 4(d), the Valuation Time shall be [_______] Eastern Standard time on [___________] for the following Funds: [______________], and [______________] Eastern time on [___________] for the following Funds:
[_________], or such earlier or later days as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

     (d) No formula will be used to adjust the net asset value of any Stepstone Fund or HighMark Fund to take into account differences in realized and unrealized gains and losses.

     (e) Each HighMark Fund shall issue its Shares to the corresponding Stepstone Fund on one share deposit receipt registered in the name of the corresponding Stepstone Fund. Each Stepstone Fund shall distribute in liquidation the Shares received by it hereunder pro rata to its shareholders by redelivering such share deposit receipt to HighMark's transfer agent which will as soon as practicable set up open accounts for each Stepstone Fund shareholder in accordance with written instructions furnished by Stepstone.

     (f) Each HighMark Fund shall assume all liabilities of the corresponding Stepstone Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of the corresponding Stepstone Fund or otherwise, except that recourse for assumed liabilities relating to a particular Stepstone Fund will be limited to the corresponding HighMark Fund.


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     5. EXPENSES, FEES, ETC. (a) Subject to subsections 5(b) through 5(e), all fees and expenses, including accounting expenses, portfolio transfer taxes (if any) or other similar expenses incurred directly in connection with the consummation by HighMark and Stepstone of the transactions contemplated by this Agreement will be borne by Union Bank of California, N.A., including the costs of proxy materials, proxy solicitation, and legal expenses; provided, however, that such expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by the other party of such expenses would result in the disqualification of any HighMark Fund or any Stepstone Fund, as the case may be, as a "regulated investment company" within the meaning of Section 851 of the Code. Fees and expenses not incurred directly in connection with the consummation of the Transaction will be borne by the party incurring such fees and expenses.

     (b) In the event the transactions contemplated by this Agreement are not consummated by reason of Stepstone being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Stepstone's obligations referred to in Section 8(a) or Section 10), Stepstone shall pay directly all reasonable fees and expenses incurred by HighMark in connection with such transactions, including, without limitation, legal, accounting and filing fees.

     (c) In the event the transactions contemplated by this Agreement are not consummated by reason of HighMark being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to HighMark's obligations referred to in Section 8(a) or Section 9), HighMark shall pay directly all reasonable fees and expenses incurred by Stepstone in connection with such transactions, including without limitation legal, accounting and filing fees.

     (d) In the event the transactions contemplated by this Agreement are not consummated for any reason other than (i) HighMark or Stepstone being either unwilling or unable to go forward or (ii) the nonfulfillment or failure of any condition to Stepstone or HighMark's obligations referred to in Section 8(a),
Section 9 or Section 10 of this Agreement, then each of Stepstone and HighMark shall bear the expenses it has actually incurred in connection with such transactions.

     (e) Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages, except as specifically set forth above.

     6. PERMITTED ASSETS. HighMark agrees to advise Stepstone promptly if at any time prior to the Exchange Date the assets of any Stepstone Fund include any assets that the corresponding HighMark Fund is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by any Stepstone Fund, HighMark has informed Stepstone is unsuitable for the corresponding HighMark Fund to acquire.


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     7. EXCHANGE DATE. Delivery of the assets of the Stepstone Funds to be transferred, assumption of the liabilities of the Stepstone Funds to be assumed, and the delivery of Shares to be issued shall be made at the offices of SEI Fund Resources, Oaks, PA 19456 at [time] on April 18, 1997 for the following Funds:
Stepstone Money Market, Stepstone Treasury Money Market, Stepstone California Tax-Free Money Market, Stepstone Balanced and Stepstone Growth Equity and [____time_______] on April 25, 1997 for the following Funds: Stepstone Value Momentum, Stepstone Blue Chip Growth, Stepstone Emerging Growth, Stepstone International Equity, Stepstone Intermediate-Term Bond, Stepstone Convertible Securities, Stepstone Government Securities, and Stepstone California Intermediate Tax-Free Bond or at such other times and dates agreed to by Stepstone and HighMark, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

     8. SPECIAL MEETING OF SHAREHOLDERS; DISSOLUTION. (a) Stepstone agrees to call a special meeting of the shareholders of each Stepstone Fund as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of each Stepstone Fund to and the assumption of all of the liabilities of each Stepstone Fund by the corresponding HighMark Fund as herein provided, adopting this Agreement, and authorizing the liquidation and dissolution of each Stepstone Fund, and, except as set forth in Section 13, it shall be a condition to the obligations of each of the parties hereto that the holders of the shares of beneficial interest of each Stepstone Fund shall have approved this Agreement and the transactions contemplated herein in the manner required by law and Stepstone's Declaration of Trust at such a meeting on or before the Valuation Time.

     (b) Stepstone and each Stepstone Fund agree that the liquidation and dissolution of each Stepstone Fund will be effected in the manner provided in Stepstone's Declaration of Trust in accordance with applicable law, that it will not make any distributions of any Shares to the shareholders of a Stepstone Fund without first paying or adequately providing for the payment of all of such Stepstone Fund's known debts, obligations and liabilities.

     (c) Each of HighMark and Stepstone will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus and the Proxy Statement.

 9. CONDITIONS TO HIGHMARK'S OBLIGATIONS. The obligations of HighMark and each HighMark Fund hereunder shall be subject to the following conditions:

     (a) That this Agreement shall have been adopted and the transactions contemplated hereby, including the liquidation and dissolution of the Stepstone Funds, shall have been approved by the shareholders of each Stepstone Fund in the manner required by law.

     (b) Stepstone shall have furnished to HighMark a statement of each Stepstone Fund's assets and liabilities, with values determined as provided in
Section 4 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Stepstone's behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of any Stepstone Fund since July 31, 1996, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of shares of the Stepstone Funds, dividends paid or losses from operations.

     (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Stepstone and each Stepstone Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, Stepstone and each Stepstone Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each of such dates, and Stepstone shall have furnished to HighMark a statement, dated the Exchange Date, signed by Stepstone's President (or any Vice President) and Treasurer certifying those facts as of such dates.

     (d) Stepstone shall have delivered to HighMark a letter from Arthur Anderson LLP dated the Exchange Date stating that such firm reviewed the federal and state income tax returns of each Stepstone Fund for the year ended January 31, 1996 and that, in the course of such review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the federal and state income taxes of each Stepstone Fund for the periods covered thereby, or that each Stepstone Fund would not qualify as a regulated investment company for federal income tax purposes.

     (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

     (f) HighMark shall have received an opinion of Morgan, Lewis & Bockius LLP, in form reasonably satisfactory to HighMark and dated the Exchange Date, to the effect that (i) Stepstone is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts, and neither Stepstone nor any Stepstone Fund is, to the knowledge of such counsel, required to qualify to do business as a foreign association in any jurisdiction, (ii) this Agreement has been duly authorized, executed, and delivered by Stepstone and, assuming that the Registration Statement, the Prospectus and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by HighMark, is a valid and binding obligation of Stepstone, (iii) Stepstone and each Stepstone Fund has power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, Stepstone and each Stepstone Fund will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to HighMark,(iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Stepstone's Declaration of Trust, or Bylaws, as amended, or any provision of any agreement known to such counsel to which Stepstone or any Stepstone Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in Stepstone's Declaration of Trust, or Bylaws, or then-current prospectus or statement of additional information, such counsel may rely upon a certificate of an officer of Stepstone whose responsibility it is to advise Stepstone with respect to such matters and (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Stepstone or any Stepstone Fund of the transactions contemplated hereby, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act, and it being understood that such opinion shall not be deemed to apply to HighMark's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and H-S-R Act. For purposes of analysis regarding the 1940 Act, Morgan, Lewis & Bockius LLP may assume, as fact solely for purposes of this plan that the Stepstone Funds and the HighMark Funds may be considered affiliated persons or affiliated persons of an affiliated person solely by reason of having a common investment adviser.

     (g) HighMark shall have received an opinion of Ropes & Gray, counsel to HighMark addressed to HighMark and each HighMark Fund, in form reasonably satisfactory to HighMark and dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications), to the effect that, on the basis of the existing provisions of the Code, current administrative rules and court decisions, for Federal income tax purposes: (i) no gain or loss will be recognized by any Stepstone Fund or its Shareholders upon the transfer of the assets to the corresponding HighMark Fund in exchange for Shares and the assumption by such HighMark Fund of the liabilities of the Stepstone Fund or upon the distribution of Shares by the Stepstone Fund to its shareholders in liquidation pursuant to this Agreement;
(ii) the basis of the Shares a Stepstone shareholder receives in connection with the transaction will be the same as the basis of his or her Stepstone Fund shares exchanged therefor; (iii) a Stepstone shareholder's holding period with respect to his or her Shares will be determined by including the period for which he or she held the Stepstone Fund shares exchanged therefor, provided that he or she held such Stepstone Fund shares as capital assets; (iv) no gain or loss will be recognized by any HighMark Fund upon the receipt of the assets of the corresponding Stepstone Fund in exchange for Shares and the assumption by the HighMark Fund of the liabilities of the corresponding Stepstone Fund; (v) the basis in the hands of the HighMark Fund of the assets of the corresponding Stepstone Fund transferred to the HighMark Fund will be the same as the basis of the assets in the hands of the corresponding Stepstone Fund immediately prior to the transfer; and (vi) each HighMark Fund's holding periods with respect to the assets of the corresponding Stepstone Fund will include the periods for which such assets were held by the corresponding Stepstone Fund.

     (h) The assets of each Stepstone Fund to be acquired by the corresponding HighMark Fund will include no assets which the corresponding HighMark Fund, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in the HighMark Prospectuses in effect on the Exchange Date, may not properly acquire. HighMark shall not change the HighMark Declaration of Trust and the HighMark Prospectuses so as to restrict permitted investments for each HighMark Fund except as required by the Commission or any state regulatory authority.

     (i) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of HighMark contemplated by the Commission and or any state regulatory authority.

     (j) All proceedings taken by Stepstone in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to HighMark and Ropes & Gray.

     (k) Prior to the Exchange Date, each Stepstone Fund shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of the excess of (i) the Stepstone Fund's investment income excludable from gross income under Section 103(a) of the Code (if any) over (ii) its deductions disallowed under Sections 265 and 171(a)(2) of the Code, all of the Stepstone Fund's investment company taxable income (computed without regard to any deduction for dividends paid), and all of the Stepstone Fund's net realized capital gain (after reduction for any capital loss carryover) in each case for both the taxable year ended January 31, 1996 and the short taxable period beginning on February 1, 1996 and ending on the Exchange Date.

     (l) Stepstone shall have furnished to HighMark a certificate, signed by the President (or any Vice President) and the Treasurer of Stepstone, as to the tax cost to HighMark of the securities delivered to HighMark pursuant to this Agreement, together with any such other evidence as to such tax cost as HighMark may reasonably request.

     (m) Stepstone Funds' custodian shall have delivered to HighMark a certificate identifying all of the assets of each Stepstone Fund held by such custodian as of the Valuation Time.

     (n) Stepstone Funds' transfer agent shall have provided to HighMark (i) the originals or true copies of all of the records of each Stepstone Fund in the possession of such transfer agent as of the Exchange Date, (ii) a certificate setting forth the number of shares of each Stepstone Fund outstanding as of the Valuation Time and (iii) the name and address of each holder of record of any such shares of each Stepstone Fund and the number of shares held of record by each such shareholder.

     (o) All of the issued and outstanding shares of beneficial interest of each Stepstone Fund shall have been offered for sale and sold in conformity with all applicable federal or state securities or blue sky laws and, to the extent that any audit of the records of Stepstone or any Stepstone Fund or its transfer agent by HighMark or its agents shall have revealed otherwise, either (i) Stepstone and each Stepstone Fund shall have taken all actions that in the reasonable opinion of HighMark or Ropes & Gray are necessary to remedy any prior failure on the part of Stepstone to have offered for sale and sold such shares in conformity with such laws or (ii) Stepstone shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of HighMark in amounts sufficient and upon terms satisfactory, in the opinion of HighMark or its counsel, to indemnify HighMark against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of Stepstone to have offered and sold such shares in conformity with such laws.

     (p) HighMark shall have received from Deloitte & Touche LLP a letter addressed to HighMark dated as of the Exchange Date reasonably satisfactory in form and substance to HighMark and Stepstone to the effect that, on the basis of limited procedures agreed upon by HighMark and Stepstone and described in such letter (but not an examination in accordance with generally accepted auditing standards), as of the Valuation Time the value of the assets of each Stepstone Fund to be exchanged for the Shares have been determined in accordance with the provisions of Stepstone's Declaration of Trust, pursuant to the procedures customarily utilized by each Stepstone Fund in valuing its assets and issuing its shares.

     (q) Stepstone shall have duly executed and delivered to HighMark bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as HighMark may deem necessary or desirable to transfer all of Stepstone's and each Stepstone Fund's entire right, title and interest in and to the Investments and all other assets of each Stepstone Fund.

     10. CONDITIONS TO STEPSTONE'S OBLIGATIONS. The obligations of Stepstone and each Stepstone Fund hereunder shall be subject to the following conditions:

     (a) This Agreement shall have been adopted and the transactions contemplated hereby, including the liquidation and dissolution of the Stepstone Funds, shall have been approved by the shareholders of each Stepstone Fund in the manner required by law.

     (b) HighMark shall have furnished to Stepstone a statement of each HighMark Fund's net assets, together with a list of portfolio holdings with values determined as provided in Section 4, all as of the Valuation Time, certified on HighMark's behalf by its President (or any Vice President) and Treasurer (or any Assistant Treasurer), and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of any HighMark Fund since July 31, 1996, other than changes in its portfolio securities since that date, changes in the market value of its portfolio securities, changes due to net redemptions, dividends paid or losses from operations.

     (c) HighMark shall have executed and delivered to Stepstone an Assumption of Liabilities dated as of the Exchange Date pursuant to which each HighMark Fund will assume all of the liabilities of the corresponding Stepstone Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement.

     (d) As of the Valuation Time and as of the Exchange Date, all representations and warranties of HighMark and each HighMark Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, HighMark and each HighMark Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates, and HighMark shall have furnished to Stepstone a statement, dated the Exchange Date, signed by HighMark's President (or any Vice President) and Treasurer certifying those facts as of such dates.

     (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

     (f) Stepstone shall have received an opinion of Ropes & Gray, in form reasonably satisfactory to Stepstone and dated the Exchange Date, to the effect that (i) HighMark is a business trust and validly existing in conformity with the laws of The Commonwealth of Massachusetts, and, to the knowledge of such counsel, neither HighMark nor any HighMark Fund is required to qualify to do business as a foreign association in any jurisdiction, (ii) the Shares to be delivered to Stepstone as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by HighMark and no shareholder of HighMark has any preemptive right to subscription or purchase in respect thereof, (iii) this Agreement has been duly authorized, executed and delivered by HighMark and, assuming that the Prospectus, the Registration Statement and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Stepstone, is a valid and binding obligation of HighMark, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate HighMark's Declaration of Trust, as amended, or Code of Regulations, or any provision of any agreement known to such counsel to which HighMark or any HighMark Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in HighMark's Declaration of Trust, as amended, Code of Regulations or then-current prospectus or statement of additional information of each HighMark Fund, such counsel may rely upon a certificate of an officer of HighMark whose responsibility it is to advise HighMark with respect to such matters, (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by HighMark or any HighMark Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act and it being understood that such opinion shall not be deemed to apply to Stepstone's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and the H-S-R Act; and (vi) the Registration Statement has become effective under the 1933 Act, and to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

     (g) Stepstone shall have received an opinion of Ropes & Gray addressed to Stepstone and each Stepstone Fund in a form reasonably satisfactory to Stepstone and dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications), with respect to the matters specified in Section 9(g) of this Agreement.

     (h) All proceedings taken by HighMark in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Stepstone and Morgan, Lewis & Bockius LLP.

     (i) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Stepstone, contemplated by the Commission or any state regulatory authority.

     11. INDEMNIFICATION. (a) The Stepstone Funds will indemnify and hold harmless HighMark, its trustees and its officers (for purposes of this subsection, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Stepstone or any Stepstone Fund contained in the Registration Statement, the Prospectus or the Proxy Statement or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Stepstone or any Stepstone Fund required to be stated therein or necessary to make the statements relating to Stepstone or any Stepstone Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of Stepstone. The Indemnified Parties will notify Stepstone in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11(a). Stepstone shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if Stepstone elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. The Stepstone Funds' obligation under this Section 11(a)
to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the Stepstone Funds will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 11(a) without the necessity of the Indemnified Parties' first paying the same.

     (b) The HighMark Funds will indemnify and hold harmless Stepstone, its trustees and its officers (for purposes of this subparagraph, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to HighMark or any HighMark Fund contained in the Registration Statement, the Prospectus or the Proxy Statement, or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to HighMark or any HighMark Fund required to be stated therein or necessary to make the statements relating to HighMark or any HighMark Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of HighMark. The Indemnified Parties will notify HighMark in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11(b). HighMark shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if HighMark elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The HighMark Funds' obligation under this Section 11(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the HighMark Funds will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 11(b) without the necessity of the Indemnified Parties' first paying the same.

     12. NO BROKER, ETC. Each of HighMark and Stepstone represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

     13. TERMINATION. HighMark and Stepstone may, by mutual consent of their respective trustees, terminate this Agreement, and HighMark or Stepstone, after consultation with counsel and by consent of their respective trustees or an officer authorized by such trustees, may waive any condition to their respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by [date], this Agreement shall automatically terminate on that date unless a later date is agreed to by HighMark and Stepstone.

     Notwithstanding any other provision in this Agreement, in the event shareholder approval of this Agreement and the transactions contemplated by this Agreement is obtained with respect to only one or more Stepstone Funds but not all of the Stepstone Funds, HighMark and Stepstone agree to consummate those transactions with respect to those Stepstone Funds that have approved this Agreement and those transactions.

     14. RULE 145. Pursuant to Rule 145 under the 1933 Act, HighMark will, in connection with the issuance of any Shares to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows:

          "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO HighMark Funds OR ITS PRINCIPAL UNDERWRITER UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO HighMark Funds SUCH REGISTRATION IS NOT REQUIRED."

and, further, HighMark will issue stop transfer instructions to HighMark's transfer agent with respect to such shares. Stepstone will provide HighMark on the Exchange Date with the name of any shareholder of the Stepstone Funds who is to the knowledge of Stepstone an affiliate of Stepstone on such date.

     15. COVENANTS, ETC. DEEMED MATERIAL. All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

     16. SOLE AGREEMENT; AMENDMENTS. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

     17. AGREEMENT AND DECLARATION OF TRUST. The Stepstone Funds is a business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The

Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "Stepstone Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Stepstone personally, but bind only the assets of Stepstone, and all persons dealing with any of the series or funds of Stepstone, such as the Stepstone Funds, must look solely to the assets of Stepstone belonging to such series or funds for the enforcement of any claims against Stepstone.

         The names "HighMark Funds" and "Trustees of HighMark Funds" refer respectively to HighMark and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated March 10, 1987, as amended on July 13, 1987 and July 30, 1987, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "HighMark Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of HighMark personally, but bind only the assets of HighMark and all persons dealing with any series of shares of HighMark such as the HighMark Funds, must look solely to the assets of HighMark belonging to such series for the enforcement of any claims against HighMark.

         This Agreement may be executed in any number of counter-parts, each of which, when executed and delivered, shall be deemed to be an original.


                                       STEPSTONE FUNDS


                                       By:
                                           ---------------------------

                                       HIGHMARK FUNDS


                                       By:
                                           ----------------------------